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                                                                      Exhibit 5


                                 October 2, 1997


National HealthCare Corporation
100 Vine Street
City Center
Murfreesboro, Tennessee  37130

Gentlemen:

         We have acted as special counsel to National HealthCare Corporation (the "Company), a Delaware corporation, in connection with the registration of 10,819,400 shares of its common stock to be issued in a public offering pursuant to Registration Statement No. ________ on Form S-4, as filed with the Securities and Exchange Commission (the "Registration Statement"). This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and with agencies of such states and other jurisdictions as may be necessary in the course of complying with the laws of such states and jurisdictions regarding the offering and sale of the common stock in accordance with the Registration Statement. We further consent to the use of our name in the Registration Statement under the section of the prospectus entitled "Legal Matters".

         This Opinion is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, assumptions, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith. The Opining Jurisdiction covered by the opinions expressed herein is limited to the law of the State of Tennessee and the corporate law of the State of Delaware.

         We have examined copies of the Company's Certificate of Incorporation and Bylaws, such records of proceedings of the Company's Board of Directors as we consider appropriate, and the Registration Statement.

         In stating our opinion, we have assumed: (i) that all signatures are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to authentic original documents; and
(ii) that the parties to such documents have the legal right and power under all applicable laws, regulations and agreements to enter into, execute, deliver and perform their respective obligations thereunder.


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National HealthCare Corporation
October 2, 1997
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         On the basis of such review, subject to the limitations expressed herein, we are of the opinion, as of the date hereof, that the securities being registered by the Registration Statement when issued, sold, and delivered in accordance with the terms set forth in the Registration Statement will be validly issued, fully paid and non-assessable.

         In rendering the opinion set forth herein, we have relied upon the documents referenced above and such other information as we have deemed necessary, but we have made no independent verification or investigation of factual matters pertaining thereto or to the Company. In addition to the qualifications, assumptions, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, the opinion expressed herein is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or thereafter in effect relating to or affecting the rights of creditors generally, judicial discretion, and equitable principles whether applied pursuant to a proceeding at law or in equity; and no opinion is expressed with respect to the availability of equitable remedies.

                                              Sincerely,

                                              HARWELL HOWARD HYNE
                                              GABBERT & MANNER, P.C.